                                                                   Exhibit 23.02

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Flextronics International Ltd. and subsidiaries (the Company) of our report dated April 21, 2003 (May 5, 2003 as to a subsequent event) relating to the consolidated financial statements of the Company for the year ended March 31, 2003, appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 2003.


/s/ Deloitte & Touche LLP

San Jose, California
November 6, 2003